Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BIO LAB NATURALS, INC.", CHANGING ITS NAME FROM "BIO LAB NATURALS, INC." TO "LIMITLESS X HOLDINGS INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF JUNE, A.D. 2022, AT 4:35 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

4864845 8100
SR# 20222663282

Authentication: 203658197
Date: 06-13-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:35 PM 06/08/2022
FILED 04:35 PM 06/08/2022
SR 20222663282 - File Number 4864845

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Bio Lab Naturals, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

That the name of the Corporation be changed from Bio Lab Naturals, Inc. to Limitless X Holdings Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 6th day of June, 2022.

By: Jaspreet Mathur
Authorized Officer

Title: CEO

Name: Jaspreet Mathur
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